Exhibit 99.1
Triumph Bancorp Announces Dividend for 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock
DALLAS – February 26, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (the “Company”) (Nasdaq: TBK) today announced the Company’s Board of Directors declared a quarterly cash dividend of $17.81 per share on its 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, represented by depositary shares (NASDAQ: TBKCP), each representing a 1/40th interest in a share of preferred stock. Holders of depositary shares will receive $0.44525 per depositary share. The dividend is payable on March 30, 2021, to holders of record at the close of business on March 15, 2021.
About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021. Forward-looking statements speak only as of the date made and Triumph undertakes no duty to update the information.
Source: Triumph Bancorp, Inc.

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Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936

Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930